SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2004

SUSQUEHANNA MEDIA CO.

(Exact name of registrant as specified in charter)

Delaware	333-80523	23-2722964
(State of other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (717) 848-5500

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 9, 2004, Susquehanna Media Co. (“Media”) purchased cable systems from RCN Corporation (“RCN”) for approximately $120 million. The systems serve approximately 29,000 subscribers in eleven communities in and surrounding Carmel, New York with video, high-speed data and telephony services. Media assumed responsibility for the systems’ continued operations on March 9, 2004.

The purchase price has been allocated based on a draft independent valuation as follows (in thousands of dollars):

Tangible assets
Cable distribution and premises equipment	$29,499
Other tangible assets	1,269
Intangible assets with determinable lives
Acquired subscriber base	34,340
Intangible assets with indefinite lives
Cable franchise values	54,266
Goodwill	626

Total	$120,000

Purchase price adjustments and working capital prorations will be finalized within ninety days. Additional closing costs and taxes may be allocated to the purchase price.

RCN has agreed to provide transition services to support telephony services for a period of time and to assist Media in migrating the video and high-speed data subscriber base to Media’s own billing, customer care and provisioning systems for additional fees.

Media funded the acquisition on March 9, 2004 utilizing new credit facilities (“New Facilities”) totaling $600 million that replaced its prior $450 million senior credit facilities (“Old Facilities”). Proceeds from the New Facilities were used to repay all of the Old Facilities (approximately $195 million). Financial and other covenants related to the New Facilities are generally no more restrictive than financial and other covenants in the Old Facilities.

Additional financial and other information that may be required will be filed as soon as practicable, but not later than sixty days after the date of this filing.

Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding market trends, Media’s financial position, business strategy, projected plans, estimated impact of accounting treatment changes, estimated SEC filing dates, and objectives of management for future operations, are forward-looking statements. Many of these risks are discussed in Media’s Annual Report on Form 10-K for the year ended December 31, 2002. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities and Media’s ability to integrate successfully any such acquisitions, our ability to successfully enter new lines of business, from time to time, such as telephony, meet expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, nonrenewal of cable franchises, decreases in Media’s customers advertising expenditures and other factors over which Media may have little or no control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 11, 2004		SUSQUEHANNA MEDIA CO
(Registrant)

	By:	/s/ John L. Finlayson

John L. Finlayson
Vice President and Principal Financial and Accounting Officer